Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-254371) on Form S-8 of our report dated February 18, 2022, with respect to the consolidated financial statements of Sun Country Airlines Holdings, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

February 18, 2022